EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of Stoneridge, Inc. and Subsidiaries listed below of our reports dated February 18, 2011, with respect to the consolidated financial statements of PST Eletrônica S.A. and Subsidiary, included in the Annual Report (Form 10-K) for the year ended December 31, 2010.

Registration	Description of Registration Statement
333-172002 333-169800 333-149436
Form S-8 – Stoneridge, Inc. Amended and Restated Long-Term Incentive Plan, as Amended, and Stoneridge, Inc. Amended Directors’ Restricted Shares Plan
Form S-3 – Registration Statement under The Securities Act of 1933
Form S-8 – Stoneridge, Inc. Amended and Restated Long-Term Incentive Plan

333-127017	Form S-8 – Stoneridge, Inc. Directors’ Restricted Shares Plan
333-96953	Form S-8 – Stoneridge, Inc. Directors’ Share Option Plan
333-72176	Form S-8 – Stoneridge, Inc. Directors’ Share Option Plan

Campinas, Brazil
February 25, 2011

ERNST & YOUNG TERCO
Auditores Independentes S.S.
CRC 2SP015199/O-6-S-AM
/s/ JOSE ANTONIO DE A. NAVARRETE
José Antonio de A. Navarrete
Accountant CRC1SP198698/O-4-S-AM